Exhibit 3.56

CERTIFICATE OF FORMATION

OF

SPRINGFIELD ASSET MANAGEMENT, L.L.C.

This Certificate of Formation of Springfield Asset Management, L.L.C. (the “LLC”), dated December 27, 1996, is being duly executed and filed by Teresa Ramirez, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST.  The name of the limited liability company formed hereby is:

Springfield Asset Management, L.L.C.

SECOND.  The address of the registered office of the LLC in the State of Delaware is:

1013 Centre Road, New Castle County, Wilmington, Delaware 19805.

THIRD.  The name and address of the registered agent for service of process on the LLC in the State of Delaware is:

1013 Centre Road, New Castle County, Wilmington, Delaware 19805. The name of the company’s registered agent for service of process in the State of Delaware at such address is       Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Teresa Ramirez
Teresa Ramirez
Authorized Person

December 30, 1996

Secretary of the State of Delaware
Department of State
John G. Townsend Building
Duke of York Street
Dover, Delaware 19901

Re:      Springfield Asset Management, L.L.C.

Dear Sir/Madam:

Please be advised that Springfield Asset Management, Inc. giving consent to the filing of the LLC referenced above for the use of this name in the State of Delaware.

/s/ Irene P. McCarthy
Irene P. McCarthy
Sole Incorporator

Certificate of Amendment to the
Certificate of Formation of
Springfield Asset Management, L.L.C.

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, the undersigned, being a Manager of Springfield Asset Management, L.L.C., a Delaware limited liability company, does hereby certify the following:

FIRST.	The name of the limited liability company is:

Springfield Asset Management, L.L.C.

SECOND.	The Certificate of Formation is hereby amended to read as follows:

FIRST:  The name of the limited liability company is:

Deerfield Capital Management LLC

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document, has caused this Certificate of Amendment to the Certificate of Formation of Springfield Asset Management, L.L.C. to be signed this 27th day of September, 2000.

/s/ Marvin Shrear
Marvin Shrear, Manager